KEYCORP REPORTS FOURTH QUARTER 2023 NET INCOME OF $30 MILLION,
OR $.03 PER DILUTED COMMON SHARE

Fourth quarter 2023 net income reflects $209 million of after-tax expenses, or $.22 per share, from the following items: FDIC special assessment, efficiency related expenses, and a pension settlement charge

Strong capital position: Common Equity Tier 1 of 10.0%(a), above targeted range

Exceeded 2023 full year balance sheet optimization goal: $14 billion reduction in risk-weighted assets(b)

Solid credit quality: net charge-offs to average loans of 26 basis points

    CLEVELAND, January 18, 2024 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $30 million, or $.03 per diluted common share, for the fourth quarter of 2023. This compared to $266 million, or $.29 per diluted common share, for the third quarter of 2023 and $356 million, or $.38 per diluted common share, for the fourth quarter of 2022. Included in the fourth quarter of 2023 are $209 million, or $.22 per diluted common share, of charges related to a FDIC special assessment, efficiency related expenses, and a pension settlement charge(c).

Comments from Chairman and CEO, Chris Gorman

"Underlying performance in the quarter was solid. Net interest income stabilized, expenses were well-controlled, credit costs remained low, and our capital position continued to improve. We also continued to invest in our differentiated fee-based businesses which we anticipate will gain traction as conditions improve in the capital markets.

I am proud of the work and dedication of our teammates in executing on our strategic priorities and steadfastly serving our clients while navigating a turbulent year. In 2023, we grew relationship deposits, improved balance sheet resiliency, exceeded our goal of reducing risk-weighted assets, maintained expense discipline, and benefited from our de-risked loan portfolio and distinctive underwrite-to-distribute model.

I am fully confident these actions will position Key to deliver sound, profitable growth, realize our earnings potential, and drive substantive value for all of our stakeholders in the years ahead."

(a)December 31, 2023 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)December 31, 2023 figures are estimated.
(c)See table on page 25 for more information on Selected Items Impacts to Earnings.

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

Selected Financial Highlights

Dollars in millions, except per share data				Change 4Q23 vs.
	4Q23	3Q23	4Q22	3Q23	4Q22
Income (loss) from continuing operations attributable to Key common shareholders	$30	$266	$356	(88.7)%	(91.6)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.03	.29	.38	(89.7)	(92.1)
Return on average tangible common equity from continuing operations (a)	1.46%	12.40%	18.07%	N/A	N/A
Return on average total assets from continuing operations	.14	.62	.83	N/A	N/A
Common Equity Tier 1 ratio (b)	10.0	9.8	9.1	N/A	N/A
Book value at period end	$13.02	$11.65	$11.79	11.8	10.4
Net interest margin (TE) from continuing operations	2.07%	2.01%	2.73%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)December 31, 2023 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 4Q23 vs.
	4Q23	3Q23	4Q22	3Q23	4Q22
Net interest income (TE)	$928	$923	$1,227	.5%	(24.4)%
Noninterest income	610	643	671	(5.1)	(9.1)
Total revenue (TE)	$1,538	$1,566	$1,898	(1.8)%	(19.0)%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $928 million for the fourth quarter of 2023 and the net interest margin was 2.07%. Compared to the fourth quarter of 2022, net interest income decreased $299 million, and the net interest margin decreased by 66 basis points. The decrease in net interest income and the net interest margin reflect the impact of higher interest rates, partly offset by a favorable earning asset mix. The higher interest rate environment drove the cost of interest-bearing deposits and borrowings higher, which outpaced the benefit from higher earning asset yields. Additionally, the balance sheet experienced a shift in funding mix from noninterest-bearing deposits to higher-cost interest-bearing deposits.

Compared to the third quarter of 2023, taxable-equivalent net interest income increased by $5 million, and the net interest margin increased by six basis points. The increases in net interest income and the net interest margin were driven by actions taken to manage Key’s interest rate risk, elevated levels of liquidity, and an improved funding mix. The increase was partly offset by higher interest-bearing deposit costs, which exceeded the benefit from higher earning asset yields, and a planned reduction in loan balances, which benefited Key’s net interest margin.

Noninterest Income

Dollars in millions				Change 4Q23 vs.
	4Q23	3Q23	4Q22	3Q23	4Q22
Trust and investment services income	$132	$130	$126	1.5%	4.8%
Investment banking and debt placement fees	136	141	172	(3.5)	(20.9)
Cards and payments income	84	90	85	(6.7)	(1.2)
Service charges on deposit accounts	65	69	71	(5.8)	(8.5)
Corporate services income	67	73	89	(8.2)	(24.7)
Commercial mortgage servicing fees	48	46	42	4.3	14.3
Corporate-owned life insurance income	36	35	33	2.9	9.1
Consumer mortgage income	11	15	9	(26.7)	22.2
Operating lease income and other leasing gains	22	22	24	—	(8.3)
Other income	9	22	20	(59.1)	(55.0)
Total noninterest income	$610	$643	$671	(5.1)%	(9.1)%

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

    Compared to the fourth quarter of 2022, noninterest income decreased by $61 million. The decrease was driven by a $36 million decline in investment banking and debt placement fees, driven by lower syndication fees and merger and acquisition advisory fees. Corporate services income also declined by $22 million, driven by lower customer derivatives trading activity and related revenue.

Compared to the third quarter of 2023, noninterest income decreased by $33 million, reflective of a $13 million decline in other income primarily driven by a gain on a loan sale in the prior quarter. Cards and payments income declined by $6 million and corporate services income declined by $6 million, reflecting lower customer derivatives trading revenue. Additionally, investment banking and debt placement fees declined by $5 million.

Noninterest Expense

Dollars in millions				Change 4Q23 vs.
	4Q23	3Q23	4Q22	3Q23	4Q22
Personnel expense	$674	$663	$674	1.7%	—%
Net occupancy	65	67	72	(3.0)	(9.7)
Computer processing	92	89	82	3.4	12.2
Business services and professional fees	44	38	60	15.8	(26.7)
Equipment	24	20	20	20.0	20.0
Operating lease expense	18	18	22	—	(18.2)
Marketing	31	28	31	10.7	—
Other expense	424	187	195	126.7	117.4
Total noninterest expense	$1,372	$1,110	$1,156	23.6%	18.7%

    Compared to the fourth quarter of 2022, noninterest expense increased $216 million. The increase in noninterest expense was driven by the following impacts in the fourth quarter of 2023: a $190 million charge related to the FDIC special assessment, $67 million from efficiency related expenses, and $18 million from a pension settlement charge. See the Selected Items Impact on Earnings table on page 25 for more information.

    Compared to the third quarter of 2023, noninterest expense increased $262 million. The increase was driven by the FDIC special assessment, efficiency related expenses, and a pension settlement charge in the fourth quarter, which collectively totaled $275 million. See the Selected Items Impact on Earnings table on page 25 for more information. Personnel expense increased $11 million, primarily driven by an increase in severance as part of the previously discussed efficiency related expenses.

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 4Q23 vs.
	4Q23	3Q23	4Q22	3Q23	4Q22
Commercial and industrial (a)	$56,664	$59,187	$58,212	(4.3)%	(2.7)%
Other commercial loans	21,942	22,371	22,720	(1.9)	(3.4)
Total consumer loans	35,342	36,069	36,770	(2.0)	(3.9)
Total loans	$113,948	$117,627	$117,702	(3.1)%	(3.2)%

(a)Commercial and industrial average loan balances include $210 million, $202 million, and $171 million of assets from commercial credit cards at December 31, 2023, September 30, 2023, and December 31, 2022, respectively.

Average loans were $113.9 billion for the fourth quarter of 2023, a decrease of $3.8 billion compared to the fourth quarter of 2022, reflecting Key's planned balance sheet optimization efforts. The decline in average loans was driven by commercial and industrial loans which decreased $1.5 billion. Average consumer loans also decreased $1.4 billion, driven by a decline in home equity and consumer direct loans.

Compared to the third quarter of 2023, average loans decreased by $3.7 billion, driven by Key's planned balance sheet optimization efforts. Average commercial loans declined by $3.0 billion, reflective of a

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

$2.5 billion decrease in commercial and industrial loans. Additionally, average consumer loans declined $727 million, driven by lower consumer mortgage and home equity loan balances.

Average Deposits

Dollars in millions				Change 4Q23 vs.
	4Q23	3Q23	4Q22	3Q23	4Q22
Non-time deposits	$130,750	$129,743	$139,558	.8%	(6.3)%
Certificates of deposit ($100,000 or more)	6,328	5,446	1,351	16.2	368.4
Other time deposits	7,998	9,636	4,757	(17.0)	68.1
Total deposits	$145,076	$144,825	$145,666	.2%	(.4)%

Cost of total deposits	2.06%	1.88%	.51%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $145.1 billion for the fourth quarter of 2023, a decrease of $590 million compared to the year-ago quarter. The decrease was driven by changing client behavior reflective of higher interest rates.

Compared to the third quarter of 2023, average deposits increased by $251 million, driven by a seasonal increase in commercial deposit balances. The increase was partly offset by a decline in other time deposits, reflecting a decrease in wholesale deposit balances.

ASSET QUALITY

Dollars in millions				Change 4Q23 vs.
	4Q23	3Q23	4Q22	3Q23	4Q22
Net loan charge-offs	$76	$71	$41	7.0%	85.4%
Net loan charge-offs to average total loans	.26%	.24%	.14%	N/A	N/A
Nonperforming loans at period end	$574	$455	$387	26.2	48.3
Nonperforming assets at period end	591	471	420	25.5	40.7
Allowance for loan and lease losses	1,508	1,488	1,337	1.3	12.8
Allowance for credit losses	1,804	1,778	1,562	1.5	15.5
Provision for credit losses	102	81	265	25.9	(61.5)

Allowance for loan and lease losses to nonperforming loans	263%	327%	345%	N/A	N/A
Allowance for credit losses to nonperforming loans	314	391	404	N/A	N/A

N/A = Not Applicable

    Key's provision for credit losses was $102 million, compared to $265 million in the fourth quarter of 2022 and $81 million in the third quarter of 2023. The decline from the year-ago period reflects a more stable economic outlook and the impact of current balance sheet optimization efforts. The increase from the prior quarter reflects credit migration partially offset by lower loan balances.

    Net loan charge-offs for the fourth quarter of 2023 totaled $76 million, or 0.26% of average total loans. These results compare to $41 million, or 0.14%, for the fourth quarter of 2022 and $71 million, or 0.24%, for the third quarter of 2023. Key’s allowance for credit losses was $1.8 billion, or 1.60% of total period-end loans at December 31, 2023, compared to 1.31% at December 31, 2022, and 1.54% at September 30, 2023.

    At December 31, 2023, Key’s nonperforming loans totaled $574 million, which represented 0.51% of period-end portfolio loans. These results compare to 0.32% at December 31, 2022, and 0.39% at September 30, 2023. Nonperforming assets at December 31, 2023, totaled $591 million, and represented 0.52% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.35% at December 31, 2022, and 0.41% at September 30, 2023.

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

CAPITAL

Key’s estimated risk-based capital ratios, included in the following table, continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2023.

Capital Ratios

	12/31/2023	9/30/2023	12/31/2022
Common Equity Tier 1 (a)	10.0%	9.8%	9.1%
Tier 1 risk-based capital (a)	11.7	11.4	10.6
Total risk-based capital (a)	14.1	13.8	12.8
Tangible common equity to tangible assets (b)	5.1	4.4	4.4
Leverage (a)	9.0	8.9	8.9

(a)December 31, 2023 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's regulatory capital position remained strong in the fourth quarter of 2023. As shown in the preceding table, at December 31, 2023, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 10.0% and 11.7%, respectively. Key's tangible common equity ratio was 5.1% at December 31, 2023.

    Key elected the CECL phase-in option provided by regulatory guidance which delayed for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. Effective for the first quarter 2022, Key is now in the three-year transition period. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by nine basis points.

Summary of Changes in Common Shares Outstanding

In thousands				Change 4Q23 vs.
	4Q23	3Q23	4Q22	3Q23	4Q22
Shares outstanding at beginning of period	936,161	935,733	932,938	—%	.3%
Return of shares under employee compensation plans	(2)	(10)	(2)	80.0	—
Shares issued under employee compensation plans (net of cancellations)	405	438	389	(7.5)	4.1
Shares outstanding at end of period	936,564	936,161	933,325	—%	.3%

    Key declared a dividend of $.205 per common share for the first quarter of 2024.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

Major Business Segments

Dollars in millions				Change 4Q23 vs.
	4Q23	3Q23	4Q22	3Q23	4Q22
Revenue from continuing operations (TE)
Consumer Bank	$786	$791	$860	(.6)%	(8.6)%
Commercial Bank	794	790	894	.5	(11.2)
Other (a)	(42)	(15)	144	(180.0)	(129.2)
Total	$1,538	$1,566	$1,898	(1.8)%	(19.0)%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$1	$76	$38	(98.7)%	(97.4)%
Commercial Bank	143	226	225	(36.7)	(36.4)
Other (a)	(79)	0	131	N/M	(160.3)
Total	$65	$302	$394	(78.5)%	(83.5)%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent

Consumer Bank

Dollars in millions				Change 4Q23 vs.
	4Q23	3Q23	4Q22	3Q23	4Q22
Summary of operations
Net interest income (TE)	$558	$548	$634	1.8%	(12.0)%
Noninterest income	228	243	226	(6.2)	.9
Total revenue (TE)	786	791	860	(.6)	(8.6)
Provision for credit losses	5	14	105	(64.3)	(95.2)
Noninterest expense	780	677	705	15.2	10.6
Income (loss) before income taxes (TE)	1	100	50	(99.0)	(98.0)
Allocated income taxes (benefit) and TE adjustments	0	24	12	(100.0)	(100.0)
Net income (loss) attributable to Key	$1	$76	$38	(98.7)%	(97.4)%

Average balances
Loans and leases	$41,381	$42,250	$43,149	(2.1)%	(4.1)%
Total assets	44,178	45,078	46,235	(2.0)	(4.4)
Deposits	84,856	83,863	87,369	1.2	(2.9)

Assets under management at period end	$54,859	$52,516	$51,282	4.5%	7.0%

TE = Taxable Equivalent

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

Additional Consumer Bank Data

Dollars in millions				Change 4Q23 vs.
	4Q23	3Q23	4Q22	3Q23	4Q22
Noninterest income
Trust and investment services income	$105	$105	$97	—%	8.2%
Service charges on deposit accounts	37	40	40	(7.5)	(7.5)
Cards and payments income	62	66	62	(6.1)	—
Consumer mortgage income	11	16	9	(31.3)	22.2
Other noninterest income	13	16	18	(18.8)	(27.8)
Total noninterest income	$228	$243	$226	(6.2)%	.9%

Average deposit balances
Money market deposits	$29,752	$28,775	$29,694	3.4%	.2%
Demand deposits	23,072	23,202	24,956	(.6)	(7.5)
Savings deposits	5,241	5,681	7,439	(7.7)	(29.5)
Certificates of deposit ($100,000 or more)	5,899	5,003	1,227	17.9	380.8
Other time deposits	4,366	3,751	1,762	16.4	147.8
Noninterest-bearing deposits	16,526	17,451	22,291	(5.3)	(25.9)
Total deposits	$84,856	$83,863	$87,369	1.2%	(2.9)%

Other data
Branches	959	959	972
Automated teller machines	1,217	1,249	1,265

Consumer Bank Summary of Operations (4Q23 vs. 4Q22)
•Key's Consumer Bank recorded net income attributable to Key of $1 million for the fourth quarter of 2023, compared to $38 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $76 million, or 12.0%, compared to the fourth quarter of 2022, reflecting higher interest-bearing deposit costs
•Average loans and leases decreased $1.8 billion, or 4.1%, from the fourth quarter of 2022, driven by lower home equity and consumer direct loans
•Average deposits decreased $2.5 billion, or 2.9%, from the fourth quarter of 2022, reflecting changing client behavior due to higher interest rates
•Provision for credit losses decreased $100 million compared to the fourth quarter of 2022, driven by planned balance sheet optimization efforts and a more stable economic outlook
•Noninterest income increased $2 million from the year-ago quarter, driven by an increase in trust and investment services and consumer mortgage income
•Noninterest expense increased $75 million from the year-ago quarter, primarily reflective of a FDIC special assessment charge

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

Commercial Bank

Dollars in millions				Change 4Q23 vs.
	4Q23	3Q23	4Q22	3Q23	4Q22
Summary of operations
Net interest income (TE)	$444	$430	$486	3.3%	(8.6)%
Noninterest income	350	360	408	(2.8)	(14.2)
Total revenue (TE)	794	790	894	.5	(11.2)
Provision for credit losses	96	68	165	41.2	(41.8)
Noninterest expense	525	431	459	21.8	14.4
Income (loss) before income taxes (TE)	173	291	270	(40.5)	(35.9)
Allocated income taxes and TE adjustments	30	65	45	(53.8)	(33.3)
Net income (loss) attributable to Key	$143	$226	$225	(36.7)%	(36.4)%

Average balances
Loans and leases	$72,088	$74,951	$74,100	(3.8)%	(2.7)%
Loans held for sale	635	1,268	1,377	(49.9)	(53.9)
Total assets	81,393	85,274	84,615	(4.6)	(3.8)
Deposits	56,897	54,896	54,385	3.6%	4.6%

TE = Taxable Equivalent

Additional Commercial Bank Data

Dollars in millions				Change 4Q23 vs.
	4Q23	3Q23	4Q22	3Q23	4Q22
Noninterest income
Trust and investment services income	$27	$24	$30	12.5%	(10.0)%
Investment banking and debt placement fees	135	141	172	(4.3)	(21.5)
Cards and payments income	19	17	19	11.8	—
Service charges on deposit accounts	27	28	30	(3.6)	(10.0)
Corporate services income	61	64	81	(4.7)	(24.7)
Commercial mortgage servicing fees	49	45	42	8.9	16.7
Operating lease income and other leasing gains	21	22	23	(4.5)	(8.7)
Other noninterest income	11	19	11	(42.1)	—
Total noninterest income	$350	$360	$408	(2.8)%	(14.2)%

Commercial Bank Summary of Operations (4Q23 vs. 4Q22)
•Key's Commercial Bank recorded net income attributable to Key of $143 million for the fourth quarter of 2023 compared to $225 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $42 million, or 8.6%, compared to the fourth quarter of 2022, primarily reflecting higher interest-bearing deposit costs and a shift in funding mix to higher-cost deposits
•Average loan and lease balances, decreased $2.0 billion, or 2.7%, compared to the fourth quarter of 2022 driven by a decline in commercial and industrial loans as we de-emphasized non-relationship business
•Average deposit balances increased $2.5 billion compared to the fourth quarter of 2022, driven by our focus on growing deposits across our commercial businesses
•Provision for credit losses decreased $69 million compared to the fourth quarter of 2022, driven by planned balance sheet optimization efforts and a more stable economic outlook
•Noninterest income decreased $58 million from the year-ago quarter, primarily driven by a decline in investment banking and debt placement fees, reflecting lower syndication and merger and acquisition advisory revenues, as well as a decline in corporate services income
•Noninterest expense increased $66 million from the fourth quarter of 2022, primarily due to the FDIC special assessment charge

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

*******************************************

KeyCorp's roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $188 billion at December 31, 2023.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,200 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Brian Mauney	Beth Strauss
216.689.0521	216.471.2787
Brian_Mauney@KeyBank.com	Beth_A_Strauss@KeyBank.com

Halle Nichols
216.471.2184
Halle_A_Nichols@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2022, Form 10-Q for the quarter ended March 31, 2023, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, the soundness of other financial institutions and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on January 18, 2024. A replay of the call will be available through January 28, 2024.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

KeyCorp
Fourth Quarter 2023
Financial Supplement

Page
12	Basis of Presentation
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
21	Noninterest Expense
21	Personnel Expense
22	Loan Composition
22	Loans Held for Sale Composition
22	Summary of Changes in Loans Held for Sale
23	Summary of Loan and Lease Loss Experience From Continuing Operations
24	Asset Quality Statistics From Continuing Operations
24	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
24	Summary of Changes in Nonperforming Loans From Continuing Operations
25	Line of Business Results
25	Selected Items Impact on Earnings

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

Basis of Presentation

Use of Non-GAAP Financial Measures
This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, the financial supplement, or conference call slides related to this document, all of which can be found on Key’s website (www.key.com/ir).

Annualized Data
Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized”
basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Taxable Equivalent
Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt municipal securities, and certain lease assets, on a common basis that facilitates comparison of results to results of peers.

Earnings Per Share Equivalent
Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, with this then being the amount used to calculate the earnings per share equivalent.

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	12/31/2023	9/30/2023	12/31/2022
Summary of operations
Net interest income (TE)	$928	$923	$1,227
Noninterest income	610	643	671
Total revenue (TE)	1,538	1,566	1,898
Provision for credit losses	102	81	265
Noninterest expense	1,372	1,110	1,156
Income (loss) from continuing operations attributable to Key	65	302	394
Income (loss) from discontinued operations, net of taxes	—	1	—
Net income (loss) attributable to Key	65	303	394

Income (loss) from continuing operations attributable to Key common shareholders	30	266	356
Income (loss) from discontinued operations, net of taxes	—	1	—
Net income (loss) attributable to Key common shareholders	30	267	356

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.03	$.29	$.38
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.03	.29	.38

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.03	.29	.38
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.03	.29	.38

Cash dividends declared	.205	.205	.205
Book value at period end	13.02	11.65	11.79
Tangible book value at period end	10.02	8.65	8.75
Market price at period end	14.40	10.76	17.42

Performance ratios
From continuing operations:
Return on average total assets	.14%	.62%	.83%
Return on average common equity	1.08	9.31	13.24
Return on average tangible common equity (b)	1.46	12.40	18.07
Net interest margin (TE)	2.07	2.01	2.73
Cash efficiency ratio (b)	88.6	70.3	60.3

From consolidated operations:
Return on average total assets	.14%	.62%	.82%
Return on average common equity	1.08	9.35	13.24
Return on average tangible common equity (b)	1.46	12.45	18.07
Net interest margin (TE)	2.07	2.01	2.73
Loan to deposit (c)	77.9	80.8	84.7

Capital ratios at period end
Key shareholders’ equity to assets	7.8%	7.1%	7.1%
Key common shareholders’ equity to assets	6.5	5.8	5.8
Tangible common equity to tangible assets (b)	5.1	4.4	4.4
Common Equity Tier 1 (d)	10.0	9.8	9.1
Tier 1 risk-based capital (d)	11.7	11.4	10.6
Total risk-based capital (d)	14.1	13.8	12.8
Leverage (d)	9.0	8.9	8.9

Asset quality — from continuing operations
Net loan charge-offs	$76	$71	$41
Net loan charge-offs to average loans	.26%	.24%	.14%
Allowance for loan and lease losses	$1,508	$1,488	$1,337
Allowance for credit losses	1,804	1,778	1,562
Allowance for loan and lease losses to period-end loans	1.34%	1.29%	1.12%
Allowance for credit losses to period-end loans	1.60	1.54	1.31
Allowance for loan and lease losses to nonperforming loans	263	327	345
Allowance for credit losses to nonperforming loans	314	391	404
Nonperforming loans at period-end	$574	$455	$387
Nonperforming assets at period-end	591	471	420
Nonperforming loans to period-end portfolio loans	.51%	.39%	.32%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.52	.41	.35

Trust assets
Assets under management	$54,859	$52,516	$51,282
Other data
Average full-time equivalent employees	17,129	17,666	18,210
Branches	959	959	972
Taxable-equivalent adjustment	$7	$8	$7

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

Financial Highlights (continued)
(Dollars in millions, except per share amounts)
	Twelve months ended
	12/31/2023	12/31/2022
Summary of operations
Net interest income (TE)	$3,943	$4,554
Noninterest income	2,470	2,718
Total revenue (TE)	6,413	7,272
Provision for credit losses	489	502
Noninterest expense	4,734	4,410
Income (loss) from continuing operations attributable to Key	964	1,911
Income (loss) from discontinued operations, net of taxes	3	6
Net income (loss) attributable to Key	967	1,917

Income (loss) from continuing operations attributable to Key common shareholders	821	1,793
Income (loss) from discontinued operations, net of taxes	3	6
Net income (loss) attributable to Key common shareholders	824	1,799

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.88	$1.94
Income (loss) from discontinued operations, net of taxes	—	.01
Net income (loss) attributable to Key common shareholders (a)	.89	1.94

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.88	1.92
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.88	1.93

Cash dividends paid	.82	.79

Performance ratios
From continuing operations:
Return on average total assets	.50%	1.03%
Return on average common equity	7.21	14.21
Return on average tangible common equity (b)	9.60	18.34
Net interest margin (TE)	2.17	2.64
Cash efficiency ratio (b)	73.2	67.5

From consolidated operations:
Return on average total assets	.50%	1.03%
Return on average common equity	7.24	14.26
Return on average tangible common equity (b)	9.63	18.40
Net interest margin (TE)	2.17	2.63

Asset quality — from continuing operations
Net loan charge-offs	$244	$161
Net loan charge-offs to average total loans	.21%	.14%

Other data
Average full-time equivalent employees	17,692	17,660

Taxable-equivalent adjustment	30	27
(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)December 31, 2023, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Twelve months ended
	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$14,637	$13,356	$13,454
Less: Intangible assets (a)	2,806	2,816	2,844
Preferred Stock (b)	2,446	2,446	2,446
Tangible common equity (non-GAAP)	$9,385	$8,094	$8,164
Total assets (GAAP)	$188,281	$187,851	$189,813
Less: Intangible assets (a)	2,806	2,816	2,844
Tangible assets (non-GAAP)	$185,475	$185,035	$186,969
Tangible common equity to tangible assets ratio (non-GAAP)	5.06%	4.37%	4.37%
Pre-provision net revenue
Net interest income (GAAP)	$921	$915	$1,220	$3,913	$4,527
Plus: Taxable-equivalent adjustment	7	8	7	30	27
Noninterest income	610	643	671	2,470	2,718
Less: Noninterest expense	1,372	1,110	1,156	4,734	4,410
Pre-provision net revenue from continuing operations (non-GAAP)	$166	$456	$742	$1,679	$2,862
Average tangible common equity
Average Key shareholders' equity (GAAP)	$13,471	$13,831	$13,168	$13,881	$14,730
Less: Intangible assets (average) (c)	2,811	2,821	2,851	2,826	2,839
Preferred stock (average)	2,500	2,500	2,500	2,500	2,114
Average tangible common equity (non-GAAP)	$8,160	$8,510	$7,817	$8,555	$9,777
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$30	$266	$356	$821	$1,793
Average tangible common equity (non-GAAP)	8,160	8,510	7,817	8,555	9,777

Return on average tangible common equity from continuing operations (non-GAAP)	1.46%	12.40%	18.07%	9.60%	18.34%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$30	$267	$356	$824	$1,799
Average tangible common equity (non-GAAP)	8,160	8,510	7,817	8,555	9,777

Return on average tangible common equity consolidated (non-GAAP)	1.46%	12.45%	18.07%	9.63%	18.40%

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended			Twelve months ended
	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
Cash efficiency ratio
Noninterest expense (GAAP)	$1,372	$1,110	$1,156	$4,734	$4,410
Less: Intangible asset amortization	10	9	12	39	47
Adjusted noninterest expense (non-GAAP)	$1,362	$1,101	$1,144	$4,695	$4,363

Net interest income (GAAP)	$921	$915	$1,220	$3,913	$4,527
Plus: Taxable-equivalent adjustment	7	8	7	30	27
Net interest income TE	928	923	1,227	3,943	4,554
Noninterest income	610	643	671	2,470	2,718
Total taxable-equivalent revenue (non-GAAP)	$1,538	$1,566	$1,898	$6,413	$7,272

Cash efficiency ratio (non-GAAP)	88.6%	70.3%	60.3%	73.2%	60.0%

(a)For the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, intangible assets exclude $1 million, $1 million, and $2 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, average intangible assets exclude $1 million, $1 million, and $2 million, respectively, of average purchased credit card receivables.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

Consolidated Balance Sheets
(Dollars in millions)

	12/31/2023	9/30/2023	12/31/2022
Assets
Loans	$112,606	$115,544	$119,394
Loans held for sale	483	730	963
Securities available for sale	37,185	35,839	39,117
Held-to-maturity securities	8,575	8,853	8,710
Trading account assets	1,142	1,325	829
Short-term investments	10,817	7,871	2,432
Other investments	1,244	1,356	1,308
Total earning assets	172,052	171,518	172,753
Allowance for loan and lease losses	(1,508)	(1,488)	(1,337)
Cash and due from banks	941	766	887
Premises and equipment	661	649	636
Goodwill	2,752	2,752	2,752
Other intangible assets	55	65	94
Corporate-owned life insurance	4,383	4,381	4,369
Accrued income and other assets	8,601	8,843	9,223
Discontinued assets	344	365	436
Total assets	$188,281	$187,851	$189,813

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	$114,859	$112,581	$101,761
Noninterest-bearing deposits	30,728	31,710	40,834
Total deposits	145,587	144,291	142,595
Federal funds purchased and securities sold under repurchase agreements	38	43	4,077
Bank notes and other short-term borrowings	3,053	3,470	5,386
Accrued expense and other liabilities	5,412	5,388	4,994
Long-term debt	19,554	21,303	19,307
Total liabilities	173,644	174,495	176,359

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	6,281	6,254	6,286
Retained earnings	15,672	15,835	15,616
Treasury stock, at cost	(5,844)	(5,851)	(5,910)
Accumulated other comprehensive income (loss)	(5,229)	(6,639)	(6,295)
Key shareholders’ equity	14,637	13,356	13,454
Total liabilities and equity	$188,281	$187,851	$189,813

Common shares outstanding (000)	936,564	936,161	933,325

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended			Twelve months ended
	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
Interest income
Loans	$1,574	$1,593	$1,347	$6,219	$4,241
Loans held for sale	12	19	20	61	56
Securities available for sale	213	192	195	793	752
Held-to-maturity securities	78	79	64	312	213
Trading account assets	13	15	10	55	31
Short-term investments	138	123	48	414	97
Other investments	22	22	11	73	22
Total interest income	2,050	2,043	1,695	7,927	5,412
Interest expense
Deposits	754	687	186	2,322	279
Federal funds purchased and securities sold under repurchase agreements	—	9	16	79	41
Bank notes and other short-term borrowings	45	81	54	308	90
Long-term debt	330	351	219	1,305	475
Total interest expense	1,129	1,128	475	4,014	885
Net interest income	921	915	1,220	3,913	4,527
Provision for credit losses	102	81	265	489	502
Net interest income after provision for credit losses	819	834	955	3,424	4,025
Noninterest income
Trust and investment services income	132	130	126	516	526
Investment banking and debt placement fees	136	141	172	542	638
Cards and payments income	84	90	85	340	341
Service charges on deposit accounts	65	69	71	270	350
Corporate services income	67	73	89	302	372
Commercial mortgage servicing fees	48	46	42	190	167
Corporate-owned life insurance income	36	35	33	132	132
Consumer mortgage income	11	15	9	51	58
Operating lease income and other leasing gains	22	22	24	92	103
Other income	9	22	20	35	31
Total noninterest income	610	643	671	2,470	2,718
Noninterest expense
Personnel	674	663	674	2,660	2,566
Net occupancy	65	67	72	267	295
Computer processing	92	89	82	368	314
Business services and professional fees	44	38	60	168	212
Equipment	24	20	20	88	92
Operating lease expense	18	18	22	77	101
Marketing	31	28	31	109	123
Other expense	424	187	195	997	707
Total noninterest expense	1,372	1,110	1,156	4,734	4,410
Income (loss) from continuing operations before income taxes	57	367	470	1,160	2,333
Income taxes	(8)	65	76	196	422
Income (loss) from continuing operations	65	302	394	964	1,911
Income (loss) from discontinued operations, net of taxes	—	1	—	3	6
Net income (loss)	65	303	394	967	1,917
Net income (loss) attributable to Key	$65	$303	$394	$967	$1,917

Income (loss) from continuing operations attributable to Key common shareholders	$30	$266	$356	$821	$1,793
Net income (loss) attributable to Key common shareholders	30	267	356	824	1,799
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.03	$.29	$.38	$.88	$1.94
Income (loss) from discontinued operations, net of taxes	—	—	—	—	.01
Net income (loss) attributable to Key common shareholders (a)	.03	.29	.38	.89	1.94
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.03	$.29	$.38	$.88	$1.92
Income (loss) from discontinued operations, net of taxes	—	—	—	—	.01
Net income (loss) attributable to Key common shareholders (a)	.03	.29	.38	.88	1.93

Cash dividends declared per common share	$.205	$.205	$.205	$.820	$.790

Weighted-average common shares outstanding (000)	927,517	927,131	924,974	927,217	924,363
Effect of common share options and other stock awards	6,529	4,613	8,750	5,542	8,696
Weighted-average common shares and potential common shares outstanding (000) (b)	934,046	931,744	933,724	932,759	933,059
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Fourth Quarter 2023			Third Quarter 2023			Fourth Quarter 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$56,664	$870	6.09%	$59,187	$886	5.94%	$58,212	$712	4.85%
Real estate — commercial mortgage	15,346	234	6.05	15,844	238	5.97	16,445	208	5.01
Real estate — construction	3,028	54	7.05	2,820	48	6.77	2,450	35	5.70
Commercial lease financing	3,568	30	3.34	3,707	30	3.25	3,825	26	2.71
Total commercial loans	78,606	1,188	6.00	81,558	1,202	5.85	80,932	981	4.81
Real estate — residential mortgage	21,113	174	3.30	21,459	176	3.28	21,128	164	3.11
Home equity loans	7,227	108	5.93	7,418	110	5.87	7,890	103	5.18
Consumer direct loans	5,987	75	4.97	6,169	77	4.96	6,713	75	4.45
Credit cards	987	36	14.47	991	35	14.16	993	31	12.61
Consumer indirect loans	28	—	—	32	1	3.77	46	—	—
Total consumer loans	35,342	393	4.43	36,069	399	4.40	36,770	373	4.05
Total loans	113,948	1,581	5.51	117,627	1,601	5.41	117,702	1,354	4.57
Loans held for sale	695	12	6.85	1,356	19	5.73	1,421	20	5.63
Securities available for sale (b), (e)	35,576	213	1.99	37,271	192	1.76	39,149	195	1.70
Held-to-maturity securities (b)	8,714	78	3.56	9,020	79	3.50	8,278	64	3.07
Trading account assets	1,104	13	4.93	1,203	15	4.97	863	10	4.57
Short-term investments	9,571	138	5.72	8,416	123	5.79	3,159	48	6.02
Other investments (e)	1,297	22	6.91	1,395	22	6.35	1,294	11	3.15
Total earning assets	170,905	2,057	4.60	176,288	2,051	4.47	171,866	1,702	3.79
Allowance for loan and lease losses	(1,484)			(1,477)			(1,145)
Accrued income and other assets	17,471			17,530			18,421
Discontinued assets	351			374			447
Total assets	$187,243			$192,715			$189,589
Liabilities
Money market deposits	$36,648	$251	2.72%	$35,243	$213	2.40%	$34,921	$35.40%
Demand deposits	56,963	348	2.42	55,837	315	2.24	50,877	119.93
Savings deposits	5,492	1.05		5,966	1.05		7,795	1.03
Certificates of deposit ($100,000 or more)	6,328	67	4.23	5,446	55	4.01	1,351	3.93
Other time deposits	7,998	87	4.29	9,636	103	4.25	4,757	28	2.33
Total interest-bearing deposits	113,429	754	2.63	112,128	687	2.43	99,701	186.74
Federal funds purchased and securities sold under repurchase agreements	56	—	2.29	710	9	5.04	1,752	16	3.52
Bank notes and other short-term borrowings	3,199	45	5.62	5,819	81	5.54	5,420	54	3.94
Long-term debt (f), (g)	19,921	330	6.64	21,584	351	6.50	18,351	219	4.77
Total interest-bearing liabilities	136,605	1,129	3.29	140,241	1,128	3.20	125,224	475	1.50
Noninterest-bearing deposits	31,647			32,697			45,965
Accrued expense and other liabilities	5,169			5,572			4,785
Discontinued liabilities (g)	351			374			447
Total liabilities	$173,772			$178,884			$176,421
Equity
Key shareholders’ equity	$13,471			$13,831			$13,168
Noncontrolling interests	—			—			—
Total equity	13,471			13,831			13,168
Total liabilities and equity	$187,243			$192,715			$189,589
Interest rate spread (TE)			1.31%			1.27%			2.28%
Net interest income (TE) and net interest margin (TE)		$928	2.07%		$923	2.01%		$1,227	2.73%
TE adjustment (b)		7			8			7
Net interest income, GAAP basis		$921			$915			$1,220
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $210 million, $202 million, and $171 million of assets from commercial credit cards for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Twelve months ended December 31, 2023			Twelve months ended December 31, 2022
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$59,379	$3,444	5.80%	$54,970	$2,148	3.91%
Real estate — commercial mortgage	15,968	931	5.83	15,572	633	4.07
Real estate — construction	2,755	185	6.71	2,229	99	4.44
Commercial lease financing	3,703	116	3.13	3,869	98	2.54
Total commercial loans	81,805	4,676	5.72	76,640	2,978	3.89
Real estate — residential mortgage	21,428	699	3.26	19,036	559	2.94
Home equity loans	7,522	433	5.76	8,115	347	4.28
Consumer direct loans	6,228	304	4.88	6,490	277	4.27
Credit cards	986	136	13.88	959	107	11.23
Consumer indirect loans	35	1	0.71	62	—	—
Total consumer loans	36,199	1,573	4.35	34,662	1,290	3.72
Total loans	118,004	6,249	5.30	111,302	4,268	3.84
Loans held for sale	1,012	61	6.06	1,278	56	4.41
Securities available for sale (b), (e)	37,718	793	1.80	42,325	752	1.62
Held-to-maturity securities (b)	9,008	312	3.46	7,676	213	2.77
Trading account assets	1,138	55	4.85	850	31	3.61
Short-term investments	7,349	414	5.63	4,264	97	2.28
Other investments (e)	1,392	73	5.28	952	22	2.26
Total earning assets	175,621	7,957	4.37	168,647	5,439	3.15
Allowance for loan and lease losses	(1,419)			(1,101)
Accrued income and other assets	17,425			18,340
Discontinued assets	384			492
Total assets	$192,011			$186,378
Liabilities
Money market deposits	$34,539	$666	1.93%	$35,966	$52.14%
Other demand deposits	54,711	1,102	2.01	49,707	182.37
Savings deposits	6,343	3.04		7,798	1.01
Certificates of deposit ($100,000 or more)	4,517	171	3.79	1,455	8.56
Other time deposits	9,277	380	4.10	2,892	36	1.25
Total interest-bearing deposits	109,387	2,322	2.12	97,818	279.29
Federal funds purchased and securities sold under repurchase agreements	1,647	79	4.81	2,107	41	1.93
Bank notes and other short-term borrowings	5,890	308	5.24	2,963	90	3.02
Long-term debt (f), (g)	20,983	1,305	6.22	14,915	475	3.19
Total interest-bearing liabilities	137,907	4,014	2.91	117,803	885.75
Noninterest-bearing deposits	34,672			49,044
Accrued expense and other liabilities	5,167			4,309
Discontinued liabilities (g)	384			492
Total liabilities	$178,130			$171,648
Equity
Key shareholders’ equity	$13,881			$14,730
Noncontrolling interests	—			—
Total equity	13,881			14,730
Total liabilities and equity	$192,011			$186,378
Interest rate spread (TE)			1.46%			2.40%
Net interest income (TE) and net interest margin (TE)		$3,943	2.17%		$4,554	2.64%
TE adjustment (b)		30			27
Net interest income, GAAP basis		$3,913			$4,527

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the twelve months ended December 31, 2023, and December 31, 2022, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $196 million and $157 million of assets from commercial credit cards for the twelve months ended December 31, 2023, and December 31, 2022, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

Noninterest Expense
(Dollars in millions)

	Three months ended			Twelve months ended
	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
Personnel (a)	$674	$663	$674	$2,660	$2,566
Net occupancy	65	67	72	267	295
Computer processing	92	89	82	368	314
Business services and professional fees	44	38	60	168	212
Equipment	24	20	20	88	92
Operating lease expense	18	18	22	77	101
Marketing	31	28	31	109	123
Other expense	424	187	195	997	707
Total noninterest expense	$1,372	$1,110	$1,156	$4,734	$4,410
Average full-time equivalent employees (b)	17,129	17,666	18,210	17,692	17,660
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended			Twelve months ended
	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
Salaries and contract labor	$399	$415	$407	$1,649	$1,500
Incentive and stock-based compensation	139	141	171	525	693
Employee benefits	97	106	94	405	363
Severance	39	1	2	81	10
Total personnel expense	$674	$663	$674	$2,660	$2,566

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

Loan Composition
(Dollars in millions)

				Change 12/31/2023 vs.
	12/31/2023	9/30/2023	12/31/2022	9/30/2023	12/31/2022
Commercial and industrial (a)	$55,815	$57,606	$59,647	(3.1)%	(6.4)%
Commercial real estate:
Commercial mortgage	15,187	15,549	16,352	(2.3)	(7.1)
Construction	3,066	2,982	2,530	2.8	21.2
Total commercial real estate loans	18,253	18,531	18,882	(1.5)	(3.3)
Commercial lease financing (b)	3,523	3,681	3,936	(4.3)	(10.5)
Total commercial loans	77,591	79,818	82,465	(2.8)	(5.9)
Residential — prime loans:
Real estate — residential mortgage	20,958	21,309	21,401	(1.6)	(2.1)
Home equity loans	7,139	7,324	7,951	(2.5)	(10.2)
Total residential — prime loans	28,097	28,633	29,352	(1.9)	(4.3)
Consumer direct loans	5,890	6,074	6,508	(3.0)	(9.5)
Credit cards	1,002	988	1,026	1.4	(2.3)
Consumer indirect loans	26	31	43	(16.1)	(39.5)
Total consumer loans	35,015	35,726	36,929	(2.0)	(5.2)
Total loans (c), (d)	$112,606	$115,544	$119,394	(2.5)%	(5.7)%
(a)Loan balances include $207 million, $207 million, and $172 million of commercial credit card balances at December 31, 2023, September 30, 2023, and December 31, 2022, respectively.
(b)Commercial lease financing includes receivables held as collateral for a secured borrowing of $7 million, $4 million, and $8 million at December 31, 2023, September 30, 2023, and December 31, 2022, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $339 million at December 31, 2023, $360 million at September 30, 2023, and $434 million at December 31, 2022, related to the discontinued operations of the education lending business.
(d)Accrued interest of $522 million, $519 million, and $417 million at December 31, 2023, September 30, 2023, and December 31, 2022, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 12/31/2023 vs.
	12/31/2023	9/30/2023	12/31/2022	9/30/2023	12/31/2022
Commercial and industrial	$50	$47	$477	6.4%	(89.5)%
Real estate — commercial mortgage	382	571	427	(33.1)	(10.5)
Commercial lease financing	—	—	35	—	(100.0)
Real estate — residential mortgage	51	112	24	(54.5)	112.5
Total loans held for sale	$483	$730	$963	(33.8)%	(49.8)%

N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	4Q23	3Q23	2Q23	1Q23	4Q22
Balance at beginning of period	$730	$1,130	$1,211	$963	$1,048
New originations	1,879	3,035	1,798	1,779	3,158
Transfers from (to) held to maturity, net	(31)	(94)	(52)	(13)	(48)
Loan sales	(2,095)	(3,312)	(1,798)	(1,518)	(3,124)
Loan draws (payments), net	—	(29)	(28)	—	(71)
Valuation and other adjustments	—	—	(1)	—	—
Balance at end of period	$483	$730	$1,130	$1,211	$963

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended			Twelve months ended
	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
Average loans outstanding	$113,948	$117,627	$117,702	$118,004	$111,302
Allowance for loan and lease losses at the beginning of the period	1,488	1,480	1,144	1,337	1,061
Loans charged off:
Commercial and industrial	49	62	35	188	153

Real estate — commercial mortgage	24	1	13	39	23
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	24	1	13	39	23
Commercial lease financing	—	—	—	—	2
Total commercial loans	73	63	48	227	178
Real estate — residential mortgage	—	—	—	1	(2)
Home equity loans	(2)	1	—	2	1
Consumer direct loans	14	14	9	50	34
Credit cards	10	9	8	37	30
Consumer indirect loans	—	—	2	1	4
Total consumer loans	22	24	19	91	67
Total loans charged off	95	87	67	318	245
Recoveries:
Commercial and industrial	11	10	18	44	50

Real estate — commercial mortgage	1	—	1	2	5
Real estate — construction	1	—	—	1	1
Total commercial real estate loans	2	—	1	3	6
Commercial lease financing	1	1	2	5	4
Total commercial loans	14	11	21	52	60
Real estate — residential mortgage	1	1	3	4	5
Home equity loans	—	1	—	3	3
Consumer direct loans	1	2	1	7	8
Credit cards	3	1	1	7	6
Consumer indirect loans	—	—	—	1	2
Total consumer loans	5	5	5	22	24
Total recoveries	19	16	26	74	84
Net loan charge-offs	(76)	(71)	(41)	(244)	(161)
Provision (credit) for loan and lease losses	96	79	234	415	437
Allowance for loan and lease losses at end of period	$1,508	$1,488	$1,337	$1,508	$1,337

Liability for credit losses on lending-related commitments at beginning of period	$290	$291	$194	$225	$160
Provision (credit) for losses on lending-related commitments	6	2	31	74	65
Other	—	(3)	—	(3)	—
Liability for credit losses on lending-related commitments at end of period (a)	$296	$290	$225	$296	$225

Total allowance for credit losses at end of period	$1,804	$1,778	$1,562	$1,804	$1,562

Net loan charge-offs to average total loans	.26%	.24%	.14%	.21%	.14%
Allowance for loan and lease losses to period-end loans	1.34	1.29	1.12	1.34	1.12
Allowance for credit losses to period-end loans	1.60	1.54	1.31	1.60	1.31
Allowance for loan and lease losses to nonperforming loans	263	327	345	263	346
Allowance for credit losses to nonperforming loans	314	391	404	314	404

Discontinued operations — education lending business:
Loans charged off	$1	$—	$2	$4	$6
Recoveries	—	—	—	1	2
Net loan charge-offs	$(1)	$—	$(2)	$(3)	$(4)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	4Q23	3Q23	2Q23	1Q23	4Q22
Net loan charge-offs	$76	$71	$52	$45	$41
Net loan charge-offs to average total loans	.26%	.24%	.17%	.15%	.14%
Allowance for loan and lease losses	$1,508	$1,488	$1,480	$1,380	$1,337
Allowance for credit losses (a)	1,804	1,778	1,771	1,656	1,562
Allowance for loan and lease losses to period-end loans	1.34%	1.29%	1.24%	1.15%	1.12%
Allowance for credit losses to period-end loans	1.60	1.54	1.49	1.38	1.31
Allowance for loan and lease losses to nonperforming loans	263	327	343	332	345
Allowance for credit losses to nonperforming loans	314	391	411	398	404
Nonperforming loans at period end	$574	$455	$431	$416	$387
Nonperforming assets at period end	591	471	462	447	420
Nonperforming loans to period-end portfolio loans	.51%	.39%	.36%	.35%	.32%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.52	.41	.39	.37	.35

(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Commercial and industrial	$297	$214	$188	$170	$174

Real estate — commercial mortgage	100	63	65	59	21
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	100	63	65	59	21
Commercial lease financing	—	1	1	1	1
Total commercial loans	397	278	254	230	196
Real estate — residential mortgage	71	72	73	75	77
Home equity loans	97	97	97	104	107
Consumer direct loans	3	3	3	3	3
Credit cards	5	4	3	3	3
Consumer indirect loans	1	1	1	1	1
Total consumer loans	177	177	177	186	191
Total nonperforming loans (a)	574	455	431	416	387
OREO	17	16	15	13	13
Nonperforming loans held for sale	—	—	16	18	20
Other nonperforming assets	—	—	—	—	—
Total nonperforming assets	$591	$471	$462	$447	$420
Accruing loans past due 90 days or more	107	52	73	55	60
Accruing loans past due 30 through 89 days	222	178	139	164	180
Nonperforming assets from discontinued operations — education lending business	3	2	2	3	3
Nonperforming loans to period-end portfolio loans	.51%	.39%	.36%	.35%	.32%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.52	.41	.39	.37	.35
(a)On January 1, 2023, Key adopted ASU 2022-02 Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures. In connection with the adoption of this guidance, nonperforming loans for periods after January 1, 2023, include certain loans which were modified for borrowers experiencing financial difficulty. Amounts prior to January 1, 2023, include nonperforming troubled debt restructurings (TDRs), for which accounting guidance was eliminated upon adoption of ASU 2022-02.

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	4Q23	3Q23	2Q23	1Q23	4Q22
Balance at beginning of period	$455	$431	$416	$387	$390
Loans placed on nonaccrual status	297	159	169	143	113
Charge-offs	(95)	(87)	(76)	(60)	(67)
Loans sold	(9)	(4)	(23)	(2)	(4)
Payments	(56)	(25)	(20)	(31)	(22)
Transfers to OREO	(2)	(3)	(2)	(2)	(1)
Loans returned to accrual status	(16)	(16)	(33)	(19)	(22)
Balance at end of period	$574	$455	$431	$416	$387

KeyCorp Reports Fourth Quarter 2023 Profit
January 18, 2024

Line of Business Results
(Dollars in millions)

						Change 4Q23 vs.
	4Q23	3Q23	2Q23	1Q23	4Q22	3Q23	4Q22
Consumer Bank
Summary of operations
Total revenue (TE)	$786	$791	$803	$840	$860	(.6)%	(8.6)%
Provision for credit losses	5	14	32	60	105	(64.3)	(95.2)
Noninterest expense	780	677	663	663	705	15.2	10.6
Net income (loss) attributable to Key	1	76	82	89	38	(98.7)	(97.4)
Average loans and leases	41,381	42,250	42,934	43,086	43,149	(2.1)	(4.1)
Average deposits	84,856	83,863	82,498	84,637	87,369	1.2	(2.9)
Net loan charge-offs	40	36	32	24	21	11.1	90.5
Net loan charge-offs to average total loans	.38%	.34%	.30%	.23%	.19%	11.8	100.0
Nonperforming assets at period end	$190	$190	$193	$196	$202	—	(5.9)
Return on average allocated equity	0.11%	8.48%	9.04%	9.87%	4.51%	(98.7)	(97.6)

Commercial Bank
Summary of operations
Total revenue (TE)	$794	$790	$805	$844	$894	.5%	(11.2)%
Provision for credit losses	96	68	134	80	165	41.2	(41.8)
Noninterest expense	525	431	405	442	459	21.8	14.4
Net income (loss) attributable to Key	143	226	214	255	225	(36.7)	(36.4)
Average loans and leases	72,088	74,951	77,277	76,306	74,100	(3.8)	(2.7)
Average loans held for sale	635	1,268	1,014	876	1,377	(49.9)	(53.9)
Average deposits	56,897	54,896	51,420	52,219	54,385	3.6	4.6
Net loan charge-offs	35	35	20	21	25	—	40.0
Net loan charge-offs to average total loans	.19%	.19%	.10%	.11%	.13%	—	46.2
Nonperforming assets at period end	$401	$281	$269	$251	$218	42.7	83.9
Return on average allocated equity	5.64%	8.64%	8.17%	10.04%	9.36%	(34.7)	(39.7)
TE = Taxable Equivalent

Selected Items Impact on Earnings(a)
(Dollars in millions, except per share amounts)
	Pretax(b)	After-tax at marginal rate(b)
Quarter to date results	Amount	Net Income	EPS(c)
Three months ended December 31, 2023
Efficiency related expenses(d)	$(67)	$(51)	$(0.05)
Pension settlement (other expense)	(18)	(14)	(0.02)
FDIC special assessment (other expense)	(190)	(144)	(0.15)
Total selected items	(275)	(209)	(0.22)
Three months ended September 30, 2023
None	—	—	—
Three months ended June 30, 2023
None	—	—	—
Three months ended March 31, 2023
Efficiency related expenses(e)	(64)	(49)	(0.05)

Year to date results
Twelve months ended December 31, 2023
Efficiency related expenses	(131)	(100)	(0.10)
Pension settlement (other expense)	(18)	(14)	(0.02)
FDIC special assessment (other expense)	(190)	(144)	(0.15)
Total selected items	$(339)	$(258)	$(0.27)

(a)Includes items impacting results or trends during the period but are not considered non-GAAP adjustments.
(b)Favorable (unfavorable) impact
(c)Impact to EPS reflected on a fully diluted basis
(d)Efficiency related expenses for the three months ended December 31, 2023, consist primarily of $39 million of severance recorded in personnel expense and $24 million of corporate real estate related rationalization and other contract termination or renegotiation costs recorded in other expense.
(e)Efficiency related expenses for the three months ended March 31, 2023, consist primarily of $31 million of severance recorded in personnel expense and $28 million of corporate real estate related rationalization and other contract termination or renegotiation costs recorded in other expense.